                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          BERGEN BRUNSWIG CORPORATION
               (Name of Registrant as Specified In Its Charter)


                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

[LOGO OF BERGEN BRUNSWIG CORPORATION]
---------------------------------------------------------------------
    4000 Metropolitan Drive, Orange, California 92868  (714) 385-4000



    ROBERT E. MARTINI
    Chairman of the Board



    January 12, 2001



    Dear Shareowner:

      You are cordially invited to attend the Annual Meeting of Shareowners of Bergen Brunswig Corporation which will be held at our corporate headquarters located at 4000 Metropolitan Drive, Orange, California on Tuesday, February 13, 2001, at 10:00 A.M., Pacific Time. For your convenience, a map and directions to our corporate headquarters are included on the back cover of the Proxy Statement.

      This booklet includes the Notice of Annual Meeting of Shareowners and the Proxy Statement. The Proxy Statement describes the business to be transacted at the Annual Meeting and provides information concerning the Company that you should consider when you vote your shares. In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer shareowner questions.

      As a shareowner, your vote is important. I encourage you to submit your vote promptly and efficiently by calling the toll-free telephone number as provided on the proxy card or, if you prefer, by signing and returning your proxy card whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. You may change your vote at any time prior to, or at, the meeting.

      Thank you for your cooperation and continued support and interest in Bergen Brunswig Corporation.

                                                           Sincerely,

                                                     /s/ ROBERT E. MARTINI

                                                       Robert E. Martini
                                                     Chairman of the Board

                 Notice of Annual Meeting of Shareowners
                 To Be Held February 13, 2001

                 Bergen Brunswig Corporation
                 4000 Metropolitan Drive
                 Orange, California 92868
                 (714) 385-4000


Bergen           NOTICE IS HEREBY GIVEN that the Annual Meeting of
Brunswig         Shareowners of Bergen Brunswig Corporation (the "Company")
Corporation      will be held at the Company's headquarters located at 4000
                 Metropolitan Drive, Orange, California on February 13, 2001, at 10:00 A.M., Pacific Time, for the following purposes:

                 1. To elect three directors to serve on the Board of
                    Directors of the Company for a term of three years (the "Bergen Board Proposal");

                 2. To ratify adoption of the Company's 2001 Employee Stock
                    Purchase Plan (the "Employee Stock Purchase Plan
                    Proposal");

                 3. To act on a shareowner proposal (the "Shareowner
                    Proposal"); and

                 4. To transact such other business as may properly come
                    before the meeting and any adjournment thereof.

                 Shareowners of record at the close of business on December 26, 2000, are entitled to receive notice of and to vote at the meeting. It is important that your shares be represented at the meeting, regardless of the number you may hold.

                 All shareowners are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, you are requested to promptly submit your vote by calling the toll-free telephone number as provided on the proxy card or by signing the enclosed proxy card and returning it promptly in the enclosed postage prepaid envelope. Any proxy given by a shareowner may be revoked at any time before its exercise by sending a subsequently dated proxy or by giving written notice to the Company, in each case, to the attention of Milan A. Sawdei, Executive Vice President, Chief Legal Officer and Secretary, at the above address.

                                                   By order of the Board of
                                                          Directors,

                                                      /s/ MILAN A. SAWDEI

                                                        Milan A. Sawdei
                                                   Executive Vice President,
                                                    Chief Legal Officer and
                                                           Secretary
                 Orange, California
                 January 12, 2001

                 YOUR VOTE IS IMPORTANT! Your attention is directed to the accompanying Proxy Statement and proxy card. You are requested to call in your vote by telephone or by signing, dating and returning the enclosed proxy card as promptly as possible so that your shares may be represented. A toll-free telephone number and a postage prepaid envelope are provided for that purpose. Even if you have voted your proxy, you may change your vote prior to, or at, the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote at the meeting, you must obtain from such broker, bank or other nominee, a proxy issued in your name, and you must vote such shares in accordance with the instructions you receive from such broker, bank or other nominee.

                          BERGEN BRUNSWIG CORPORATION
                            4000 Metropolitan Drive
                            Orange, California 92868

                                PROXY STATEMENT

     Introduction

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Bergen Brunswig Corporation (the "Company"), a New Jersey corporation, in the form of the accompanying proxy card for use at the Annual Meeting of Shareowners to be held on Tuesday, February 13, 2001, and at any adjournments thereof. The meeting will be held at the headquarters of the Company, located at 4000 Metropolitan Drive, Orange, California. The Company anticipates mailing this Proxy Statement and accompanying proxy card commencing on or about January 12, 2001, to all shareowners entitled to vote at the meeting.

     A form of proxy is enclosed for use at the meeting if a shareowner is unable to attend in person. A shareowner proxy may be revoked by filing a written notice of revocation with the Secretary of the Company at any time before the proxy is voted. All shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are exercised) will be voted FOR the Bergen Board Proposal, FOR the Employee Stock Purchase Plan Proposal, AGAINST the Shareowner Proposal, and in the discretion of the proxy holder as to any other business that comes before the meeting. In the event a shareowner specifies a different choice by means of the proxy card or a vote which is made by telephone, those shares will be voted in accordance with such shareowner's selections.

     Voting At The Meeting

     The Board of Directors has fixed the close of business on December 26, 2000 as the record date for the determination of shareowners entitled to receive notice of and to vote at the meeting. As of that date, there were 135,043,168 shares of the Company's Class A Common Stock ("Common Stock") outstanding and entitled to vote at the meeting. The holders of outstanding shares as of the record date are entitled to one vote for each share of Common Stock on any matter voted at the meeting. Subject to certain quorum requirements, the Employee Stock Purchase Plan Proposal and the Shareowner Proposal require the affirmative vote of a majority of the votes cast by holders of Common Stock with respect to each such proposal at the Annual Meeting. The Bergen Board Proposal requires the affirmative vote of a plurality of the shares of Common Stock voted at the Annual Meeting.

     The presence in person or by proxy of the holders of a majority of the Company's outstanding shares of Common Stock will constitute a quorum at the meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting, only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting.

                 -------------------------------------------------------------
                 Election of Directors
                 (Item 1 on Proxy Card)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                 The Company's Restated Certificate of Incorporation provides that the Board of Directors ("Board") shall consist of not more than 15 directors nor less than 9 directors, the exact number within such limits to be fixed by the Board as provided in the By-Laws, which currently provide for 11 directors. The directors are divided into three approximately equivalent-sized classes, and, unless there is a legal requirement providing otherwise, each director in a class will serve for a period of three years on a staggered-term basis. Accordingly, at this annual meeting there are three nominees for Class I directors.

                 It is intended that persons named as proxies in the accompanying proxy card will vote, unless such authority is withheld, for the election of the nominees named below to serve until the expiration of their respective terms and thereafter until their successors shall have been duly elected and qualified. In the event the nominees named below refuse or are unable to serve, which is not anticipated, the persons named as proxies reserve full discretion to vote for any or all persons as then may be nominated.

                 The following sets forth information as of November 1, 2000, concerning the nominees for election to the Board and comparable information with respect to directors whose term of office will continue beyond the meeting. All of the nominees currently serve as directors of the Company.

                 -------------------------------------------------------------
                 Nominees For Directors For Terms Which Will Expire At The 2004 Annual Meeting (Class I Directors)
                 -------------------------------------------------------------

[PHOTO OF        Robert E. Martini       Director since 1962.    Age 68.
ROBERT E.
MARTINI]         Chairman of the Board (since 1992), Chief Executive Officer
                 (since November 1999), Chief Executive Officer (1990 to
                 1997) and President (1981 to 1992) of, and a consultant
                 (since 1997) to, the Company. Mr. Martini is a director of Mossimo, Inc. Mr. Martini is a member of the Company's
                 Executive and Financing Committees. Mr. Martini is the father of Brent R. Martini, an Executive Vice President and member of the Board of the Company.

                 -------------------------------------------------------------

[PHOTO OF        Neil F. Dimick          Director since 1995.    Age 51.
NEIL F.
DIMICK]          Executive Vice President and Chief Financial Officer (since
                 1992) of the Company and formerly its Vice President, Finance (1991 to 1992). President of Bergen Brunswig
                 Specialty Company (1996 to 2000). Mr. Dimick is Chairman of the Company's Financing Committee and is a member of the Company's Investment/Retirement Plan Committee.

                 -------------------------------------------------------------

[PHOTO OF        Charles C.              Director since 1985.    Age 77.
CHARLES C.       Edwards, M.D.
EDWARDS]
                 Former President and Chief Executive Officer, Scripps Clinic and Research Foundation and Scripps Institutions of Medicine and Science (health care) (1991 to 1993). Dr. Edwards is a director of Molecular Biosystems, Inc., Northern Trust Bank and IDEC Pharmaceutical Company. Dr. Edwards is Chairman of the Company's Compensation/Stock Option Committee, Vice
                 Chairman of the Company's Investment/Retirement Plan
                 Committee and is a member of the Company's Nominating
                 Committee.

                 -------------------------------------------------------------

                 The Board of Directors recommends a vote FOR all of the nominees.

                 -------------------------------------------------------------
                 Directors Whose Term Expires At The 2002 Annual Meeting (Class II Directors)
                 -------------------------------------------------------------

[PHOTO OF        Jose E. Blanco, Sr.     Director since 1992.    Age 74.
JOSE E.
BLANCO, SR.]     Former Chairman of the Board (1987 to 1999) of J.M. Blanco,
                 Inc. (wholesale pharmaceutical distribution).

                 -------------------------------------------------------------

[PHOTO OF        Charles J. Lee          Director since 1972.    Age 75.
CHARLES J.
LEE]             Former Managing Director, Smith Barney Inc. (investment
                 banking) (1989 to 1996). Mr. Lee is Chairman of the Company's Audit Committee and is a member of the Company's
                 Executive and Financing Committees.

                 -------------------------------------------------------------

[PHOTO OF        George R. Liddle        Director since 1969.    Age 73.
GEORGE R.
LIDDLE]          Investment Adviser. Former Vice President, Kidder, Peabody &
                 Co., Inc. (stockbrokers), retired. Mr. Liddle is a member of the Company's Investment/Retirement Plan Committee.

                 -------------------------------------------------------------

[PHOTO OF        George E.               Director since 1985.    Age 71.
GEORGE E.        Reinhardt, Jr.
REINHARDT,
JR.]             Formerly a consultant (1992 to 1995) to, and Senior Vice
                 President (1991), Chief Financial Officer (1976 to 1991) and
                 Vice President, Finance (1981 to 1991) of, the Company. Mr.
                 Reinhardt is Chairman of the Company's Investment/Retirement
                 Plan Committee and is a member of the Company's Executive, Compensation/Stock Option, Financing and Nominating
                 Committees.


                 -------------------------------------------------------------
                 Directors Whose Terms Expire At The 2003 Annual Meeting (Class III Directors)
                 -------------------------------------------------------------

[PHOTO OF        Rodney H. Brady         Director since 1973.    Age 67.
RODNEY H.
BRADY]           President and Chief Executive Officer, Deseret Management
                 Corporation (diversified corporate holding company) since
                 April 1996. Former President and Chief Executive Officer,
                 Bonneville International Corporation (broadcast communications) (1985 to 1996). Mr. Brady is a director of Deseret Mutual Insurance Company and First Security
                 Corporation. Mr. Brady is Vice Chairman of the Company's
                 Compensation/Stock Option Committee and is a member of the Company's Executive and Financing Committees.

                 -------------------------------------------------------------

[PHOTO OF        Brent R. Martini        Director since 1999.    Age 41.
BRENT R.
MARTINI]         Executive Vice President of the Company (since 1996).
                 President (since 1996), Executive Vice President, West
                 Region (1994 to 1996) and Vice President, Quality
                 Organizational Development and Training (1991 to 1994) of
                 Bergen Brunswig Drug Company, a subsidiary of the Company.
                 Mr. Martini is a director of Healthcare Distribution
                 Management Association.

                 -------------------------------------------------------------

[PHOTO OF        James R. Mellor         Director since 1979.    Age 70.
JAMES R.
MELLOR]          Chairman of the Board, USEC, Inc. since 1998. Former
                 Chairman of the Board and Chief Executive Officer (1993 to
                 1997), and former President and Chief Operating Officer
                 (1991 to 1993) of General Dynamics Corporation (diversified defense and aerospace). Mr. Mellor is a director of General
                 Dynamics Corporation, Aeromovel USA, Inc., USEC, Inc. and
                 Computer Sciences Corporation. Mr. Mellor is Chairman of the
                 Company's Executive and Nominating Committees and is a member of the Company's Audit Committee.

                 -------------------------------------------------------------

[PHOTO OF        Francis G. Rodgers      Director since 1982.    Age 74.
FRANCIS G.
RODGERS]         Author and Lecturer. Former Vice President, Marketing, IBM
                 (information processing systems), retired. Mr. Rodgers is a director of Milliken and Company, Protegrity Inc. and Response Logic Inc. Mr. Rodgers is a member of the Company's
                 Audit, Compensation/Stock Option and Nominating Committees.


                 -------------------------------------------------------------
                 Director Emeritus

                 -------------------------------------------------------------

[PHOTO OF JOHN   John Calasibetta        Director from 1962      Age 95.
CALASIBETTA]                             to 1998.

                 Former Senior Vice President of the Company.

                 -------------------------------------------------------------

                 Meetings of the Board of Directors and its Committees

                 The Board holds regular quarterly meetings and meets on other occasions when required by special circumstances. In addition to meeting as a group to review Company business, all directors also devote their time and talents to the Board's six principal standing Committees. The Committees, their membership and primary functions, are as follows:

                 The Executive Committee, unless provided otherwise by law, exercises all of the authority of the Board of Directors when the Board is not in session. The current members of this Committee are James R. Mellor, Chairman, Rodney H. Brady, Charles J. Lee, Robert E. Martini and George E. Reinhardt, Jr.

                 The Audit Committee reviews significant audit and accounting policies and practices, meets with the Company's independent auditors and reviews the performance of the internal auditing functions. The current members of this Committee are Charles J. Lee, Chairman, James R. Mellor and Francis G. Rodgers.

                 The Compensation/Stock Option Committee has the responsibility for recommending to the Board the compensation, bonus plans and stock options for the Company's officers who are directors and for approving stock options and bonuses for employees which are recommended by management. This Committee also recommends to the Board the annual and meeting fees for non-employee directors. The current members of this Committee are Dr. Charles C. Edwards, Chairman, Rodney H. Brady, Vice Chairman, George E. Reinhardt, Jr. and Francis G. Rodgers.

                 The Investment/Retirement Plan Committee has the responsibility of reviewing and making investment decisions relating to the retirement plans of the Company, as well as overseeing and approving changes to those plans. The current members of this Committee are George E. Reinhardt, Jr., Chairman, Dr. Charles C. Edwards, Vice Chairman, Neil F. Dimick and George R. Liddle.

                 The Nominating Committee has the responsibility to recommend to the Board persons to fill vacancies on the Board of Directors. The current members of this Committee are James
                 R. Mellor, Chairman, Dr. Charles C. Edwards, George E. Reinhardt, Jr. and Francis G. Rodgers.

                 The Financing Committee reviews the asset and liability structure of the Company and considers its funding and capital needs. It receives reports on the progress of investment activities and reviews strategies that have been developed to meet changing economic and market conditions. The current members of this Committee are Neil F. Dimick, Chairman, Rodney H. Brady, Charles J. Lee, Robert E. Martini and George E. Reinhardt, Jr.

                 During fiscal 2000, there were thirteen meetings of the Board, fifteen meetings of the Executive Committee, six meetings of the Compensation/Stock Option Committee, five meetings of the Audit Committee, three meetings of the Investment/Retirement Plan Committee, one meeting of the Nominating Committee and one meeting of the Financing Committee. All directors attended more than 75% of the aggregate of (a) the total number of meetings of the Board, and (b) the total number of meetings held by all Committees of the Board on which they served as members.

                 -------------------------------------------------------------

                 Audit Committee Charter

                 The Audit Committee of the Board has adopted a charter and it is attached to this Proxy Statement as Appendix A. The Company's securities are listed on the New York Stock Exchange and are governed by its listing standards. All members of the Audit Committee meet the independence standards of the rules promulgated by the Securities and Exchange Commission and the standards of the New York Stock Exchange.

                 Audit Committee Report

                 December 22, 2000

                 To the Board of Directors of Bergen Brunswig Corporation:

                 The Board of Directors adopted a written Audit Committee Charter on November 15, 2000. All members of the Audit Committee are independent as defined in the New York Stock Exchange's listing standards.

                 The Audit Committee has reviewed and discussed with the Company's management and the Company's independent auditors the audited financial statements of the Company for the fiscal year ended September 30, 2000 (the "Audited Financial Statements").

                 Without limiting the foregoing, the Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, AU ss.
                 380).

                 Based on the review and discussions described in the immediately preceding paragraph, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed with the U.S. Securities and Exchange Commission.

                                   Audit Committee Members:

                                   Charles J. Lee, Chairman
                                        James R. Mellor
                                      Francis G. Rodgers

                 The foregoing report of the Audit Committee is not to be deemed "soliciting material" or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

                 -------------------------------------------------------------

                 Director Compensation

                 Employee directors of the Company are not paid any fees, as such, for service on the Board or on any Board Committee. Each non-employee director received for fiscal 2000 an annual fee of $36,000 for Board service and an attendance fee of $2,000 for each Board meeting attended in person or $600 for each such meeting participated in by telephone. For Committee meetings, non-employee directors (other than the Chairman of the Committees) received $1,000 for each Committee meeting attended in person and $600 for each such meeting participated in by telephone. The Chairman of each Committee who is a non-employee director received a fee of $1,500 for each Committee meeting attended in person and $900 for each telephone meeting of the Committee in which he participated. A non-employee director who serves less than six months in a fiscal year receives 50% of the annual fee, and if he or she serves six months or more in a fiscal year, receives 100% of the prevailing annual fee. The Company's 1999 Deferred Compensation Plan provides that a non-employee director of the Company may elect to defer up to 100% of these fees in an amount not less than $2,500 of such fees into said Plan.

                 The Company has a nonqualified Capital Accumulation Plan for its non-employee directors. The maximum benefit available to these directors is $150,000, payable upon retirement in 120 equal consecutive monthly installments. The Board intends to amend the Plan to allow payment in a lump sum amount or installments of 60 equal consecutive monthly installments. If the non-employee director has served for less than ten years, his or her benefit upon retirement will be based upon 10% of the maximum benefit for each year of Board service with a minimum of three years of service required for inclusion in the plan. If a director dies before the normal retirement age of 70 and his or her termination from Board service, his or her beneficiary will receive an amount equal to 100% of the amount the Company would have paid the director had normal retirement age been attained.

                 Under the Company's 1999 Non-Employee Directors' Stock Plan each non-employee director is automatically entitled to an option covering 20,000 shares of Common Stock upon the date the Plan was adopted or upon his or her initial election or appointment to the Board, and is thereafter entitled to an annual grant of 6,000 shares ("Annual Grant"). During fiscal 2000, each non-employee director received an Annual Grant of 6,000 shares with an exercise price of $5.53 per share.

                 The 1999 Non-Employee Directors' Stock Plan provides that each non-employee director will be granted a number of shares of Common Stock ("Restricted Shares") equivalent to 25% of his or her annual retainer, in lieu of cash compensation for such portion thereof, which will be determined at the beginning of each fiscal year by dividing 25% of the non-employee director's annual retainer by the fair market value of one share of Common Stock on the first business day of such fiscal year. The Restricted Shares granted to a non-employee director will vest in full as of the first anniversary of the date such Restricted Shares were awarded or will become fully vested upon a non-employee director's termination of service due to death, disability, retirement in accordance with the retirement policy for non-employee directors then in effect, or involuntary termination of service on the Board other than for cause. The Restricted Shares will not vest if the non-employee director voluntarily resigns or is terminated for cause prior to the date that such shares otherwise would have become fully vested.

                 In addition to receiving 25% of the annual fee in Restricted Shares, a non-employee director may elect prior to the start of each fiscal year to receive all or additional portions of his or her annual retainer and other fees (except to the extent that such fees are the subject of Restricted Shares) in shares of Common Stock in lieu of cash therefor, which will be determined by dividing the amount of such fees by the fair market value of one share of Common Stock on the first business day of such fiscal year.

                 -------------------------------------------------------------

                 Beneficial Ownership of Securities


Principal        The following table lists the beneficial ownership of each
Shareowners      person or group who owns, to the Company's knowledge, more than five percent of its outstanding voting securities, based on the number of shares outstanding as of November 1, 2000.

            ------------------------------------------------------------------
            Name and                                 Amount and
            Address of                                Nature of    Percent of
            Beneficial                  Title of     Beneficial    Outstanding
            Owners                       Class     Ownership(/1/)    Shares
            ------------------------------------------------------------------
            AXA Financial, Inc.(/2/)  Common Stock 14,290,009(/3/)    10.6%
            1290 Avenue of the
            Americas
            New York, New York 10104
            ------------------------------------------------------------------
            Capital Research and      Common Stock  8,175,000(/4/)     6.1%
            Management Co.
            333 South Hope Street
            Los Angeles, CA 90071
            ------------------------------------------------------------------

                 (/1/) Based on disclosures made by the beneficial owners or their agents in reports on Schedule 13D or 13G filed with the Securities and Exchange Commission (the "Commission").

                 (/2/) According to the Schedule 13G, dated November 13, 2000, filed with the Commission, the filing was made jointly on behalf of AXA Financial, Inc.; four French mutual insurance companies, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle and AXA Courtage Assurance Mutuelle, as a group (collectively, the "Mutuelles AXA"); AXA, which beneficially owns a majority interest in AXA Financial, Inc. and is controlled by the Mutuelles AXA; and their subsidiaries.

                 (/3/) According to the Schedule 13G, dated February 8, 2000, filed with the Commission by Sanford C. Bernstein & Co., Inc., an investment advisor/broker dealer ("Bernstein"), Bernstein was the beneficial owner of 16,469,331 shares of Common Stock, with sole voting power over 8,424,944 shares, shared voting power over 1,604,630 shares and sole dispositive power over 16,469,331 shares. However, the AXA filing indicates that a majority of the shares of Common Stock held by Bernstein were acquired by a subsidiary of AXA Financial, Inc. Specifically, the filing indicates that on October 2, 2000, Alliance Capital Management L.P. ("Alliance"), an investment advisor and subsidiary of AXA Financial, Inc., acquired beneficial ownership of 13,903,227 shares of Common Stock through its acquisition of the investment advisory assets of Bernstein. Alliance is deemed to have sole voting power over 8,127,955 shares, shared voting power over 1,352,558 shares and sole dispositive power over 14,288,332 shares.

                 (/4/) According to the Schedule 13G, dated February 11, 2000, filed with the Commission by Capital Research and Management Company, an investment advisor ("Capital"), Capital had no voting power and sole dispositive power over 8,175,000 shares.

                 -------------------------------------------------------------

Voting           The following table sets forth certain information regarding
Securities       the ownership of the Company's Common Stock as of November
Owned by         1, 2000, by: (a) each director and nominee; (b) each of the
Directors and    Named Executive Officers who are subject to Section 16 of
Executive        the Securities Exchange Act; and, (c) all directors and
Officers         executive officers as a group.

            -------------------------------------------------------------------
                                            Aggregate Number
                                               of Shares          Percent
                                              Beneficially           of
                                            Owned(/1/)(/2/)  Outstanding Shares
            -------------------------------------------------------------------
            Jose E. Blanco, Sr.                   15,724              *

            Rodney H. Brady(/3/)                 130,869              *

            Charles J. Carpenter                 244,700              *

            Steven Collis                        109,555              *

            Neil F. Dimick                       354,603              *

            Dr. Charles C. Edwards                59,771              *

            Charles J. Lee                        48,761              *

            George R. Liddle(/5/)                 94,767              *

            Brent R. Martini(/6/)                817,010              *

            Robert E. Martini(/7/)             5,226,630            3.9

            James R. Mellor                       55,727              *

            George E. Reinhardt, Jr.             237,067              *

            Francis G. Rodgers                    59,007              *

            All directors and executive
             officers as a group including
             those above (16 persons)          7,454,191            5.6
            -------------------------------------------------------------------

                 * Denotes ownership of less than 1% of the outstanding shares of Common Stock.

                 (/1/) Information as to beneficial ownership by the directors and executive officers named above has been furnished to the Company by such individuals. Except as indicated otherwise in the footnotes shares shown as beneficially owned are those to which the individual has sole voting and dispositive power. Such shares, where applicable, may be subject to community property laws and related statutes under which a spouse may be entitled to share in the management of the community property, which may include the right to vote or dispose of the shares.

                 (/2/) Includes the number of shares that could be purchased by exercise of options exercisable as of November 1, 2000, or within 60 days thereafter under the Company's stock option or stock incentive plans, as follows: Jose E. Blanco, Sr.-14,333 shares; Rodney H. Brady-35,746 shares; Charles J. Carpenter-203,446 shares; Steven Collis-106,991 shares; Neil
                 F. Dimick-333,297 shares; Dr. Charles C. Edwards-45,592 shares; Charles J. Lee-35,746 shares; George R. Liddle-34,146 shares; Brent R. Martini-252,998 shares; Robert E. Martini-373,085 shares; James R. Mellor-35,746 shares; George E. Reinhardt, Jr.-37,712 shares; Francis G. Rodgers-35,746 shares; and all directors and executive officers as a group, including those above (16 persons)-1,200,836 shares.

                 (/3/) Includes 4,626 shares held by two sons living at home and 90,497 shares held by Mr. Brady and his wife together as tenants in common.

                 (/5/) Includes 60,621 shares held by Mr. Liddle as co-trustee for the benefit of him and his wife.

                 (/6/) Includes 486,012 shares held in trust for Brent R. Martini's benefit and 32,000 shares for which he does not have voting or dispositive power.

                 (/7/) Includes 94,812 shares beneficially owned by Mr. Martini for which he does not have voting or dispositive power.

                 -------------------------------------------------------------

Section 16(a)    Section 16(a) of the Securities Exchange Act (the "Exchange
Beneficial       Act") requires the Company's directors, officers and persons
Ownership        who own more than ten percent of a registered class of the
Reporting        Company's equity securities to file reports of ownership and
Compliance       changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange.
                 Directors, officers and greater than 10 percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.
                 Based solely upon a review of the copies of the forms or information furnished to the Company, the Company believes that during the 2000 fiscal year all filing requirements applicable to its directors and officers were satisfied.
                 However, reports disclosing an option grant for shares of Common Stock in November 1999 and February 2000 by Linda M.
                 Burkett, Charles J. Carpenter, Steven Collis, Neil F.
                 Dimick, Brent R. Martini and Milan A. Sawdei (each an executive officer of the Company), and a report disclosing an exercise of an option to acquire shares of Common Stock in December 1999 by Mr. Sawdei, were filed past the date required for filing. The required filings were made promptly after the inadvertent delay in filing was noted.

                 -------------------------------------------------------------

                 Compensation of Executive Officers

                 The following table sets forth information for the fiscal years ended September 30, 2000, 1999 and 1998, respectively, with respect to certain compensation awarded or paid to the Company's Chief Executive Officer and its other four most highly compensated executive officers during each such fiscal year (collectively, the "Named Executive Officers"):

                                  SUMMARY COMPENSATION TABLE

            ---------------------------------------------------------------------------------------------------------
                                                                                    Long-Term
                                                                                  Compensation
                                                                              ------------------------
                                                 Annual Compensation                          Awards
                                              --------------------------                    ----------
                                                                  Other                     Securities
                                                                 Annual                     Underlying  All Other
                                                                 Compen-      Restricted     Options/    Compen-
            Name and                          Salary  Bonus(/1/) sation         Stock          SARs    sation(/2/)
            Principal Position           Year   ($)      ($)       ($)        Awards ($)       (#)         ($)
            ---------------------------------------------------------------------------------------------------------
            Robert E. Martini            2000 675,000  245,900   105,475(/3/)   10,316(/4/)   56,000           --
            Chief Executive Officer      1999     --       --        --         10,311(/4/)      --            --
                                         1998     --       --        --            --            --            --

            Donald R. Roden(/5/)         2000 207,693      --    692,137(/6/)      --            --      5,228,930(/7/)
            Former President and Former  1999 675,000  264,900    63,217(/6/)      --         50,000        10,000
            Chief Executive Officer      1998 568,750  718,400    52,413(/6/)      --        300,000         5,000

            Neil F. Dimick               2000 425,000  191,300    57,290(/8/)      --        180,000         4,509
            Executive Vice President,    1999 425,000  178,150    51,411(/8/)      --         35,000        10,000
            Chief Financial Officer      1998 366,250  462,900    51,073(/8/)      --        180,000         5,000

            Brent R. Martini(/9/)        2000 325,000  124,400       --            --        175,000         4,509
            Executive Vice President     1999 325,000  170,300       --            --         25,000        10,000
                                         1998 270,833  327,100       --            --        150,000         5,000

            Charles J. Carpenter(/10/)   2000 300,000  135,100       --            --        175,000         3,733
            Executive Vice President     1999 300,000  119,675       --            --         25,000        10,000
                                         1998 257,083  312,200       --            --        150,000         5,000

            Steven Collis(/11/)          2000 275,000   94,100       --            --        176,300         8,400
            Executive Vice President     1999 220,000   64,600       --            --         29,600         7,941
                                         1998 173,500  260,500       --            --         60,000         5,545
            ---------------------------------------------------------------------------------------------------------

                 (/1/) Amounts in this column reflect the aggregate annual bonuses which were earned for such fiscal year.

                 (/2/) Reflects Company contributions under the Company's Pre-Tax Investment Retirement Account Employer Contributions Plus Plan, unless otherwise indicated in the following notes.

                 (/3/) Includes $87,360 of imputed compensation reflecting the difference between the average market interest rate for the Company and the interest free loan to Mr. Martini for fiscal year 2000, described under "Certain Transactions" commencing on page 24.

                 (/4/) Restricted shares of Common Stock were granted pursuant to the Company's 1999 Non-Employee Directors' Stock Plan. As of September 30, 2000, Mr. Martini held 1,593 shares of Common Stock that had been awarded as restricted stock. The value of such shares as of such date was $18,618. On November 12, 1999, 1,179 shares were granted and on October 1, 1998, 422 shares were granted, in each case with full vesting one year from the grant date. Dividends are paid prior to vesting.

                 (/5/) Mr. Roden's employment with the Company was terminated as of November 3, 1999. Other monies were paid during the fiscal year to Mr. Roden in connection with his termination of employment and are described in Note 5 and
                 Note 6, below.

                 (/6/) Includes forgiveness of executive loans in the amount of $625,000 described under "Certain Transactions" commencing on page 24; $35,188, $41,990 and $58,435 of imputed compensation reflecting the difference between the average market interest rate for the Company and the interest free loans to Mr. Roden for fiscal years 1998, 1999 and 2000, respectively and $19,890 of incremental costs to the Company in providing leased vehicles to Mr. Roden for fiscal year 1999.

                 (/7/) Of this amount, $1,880,697 represents a payout under the Company's non-qualified Supplemental Executive Retirement Plan. The balance of this amount represents payments in connection with a resolution of Mr. Roden's status under the Employment and Severance Agreements described below under "Employment and Severance Agreements".

                 (/8/)  Includes $22,872, $27,067 and $38,610 of imputed
                 compensation reflecting the difference between the average market interest rate for the Company and the interest free loans to Mr. Dimick for fiscal years, 1998 1999 and 2000, respectively, described under "Certain Transactions" commencing on page 24; and $17,700 of incremental costs to the Company in providing leased vehicles to Mr. Dimick for fiscal year 1999.

                 (/9/) Mr. Martini also serves as President of Bergen Brunswig Drug Company, a subsidiary of the Company.

                 (/10/) Mr. Carpenter also serves as President and CEO of PharMerica, Inc., a subsidiary of the Company.

                 (/11/) Mr. Collis also serves as President of ASD Specialty Healthcare, Inc., a subsidiary of the Company.

                 -------------------------------------------------------------

                 Employment and Severance Agreements

                 In April 1994, the Board authorized the Company to enter into written employment agreements (the "Employment Agreements") and severance agreements (the "Severance Agreements") with certain executive officers of the Company, including Mr. Dimick. Similar agreements were entered into in October 1995 with Mr. Roden and in September 1996 with Mr. Carpenter and Brent R. Martini.

                 Each of the Employment Agreements is for a term of three years. The Employment Agreements automatically extend on a monthly basis so that the outstanding term is always three years, subject to the option of either party to terminate the automatic extension provision at any time. Pursuant to each Employment Agreement, each Named Executive Officer is to receive his then effective annual base compensation, a bonus that shall be equal to that paid to other executive officers at the same level, but, regardless of what may be paid to other executives, in any event no less than fifty percent of the average of the Named Executive Officer's previous three annual bonuses, and other benefits and allowances. In the event of death or disability, each Named Executive Officer or their beneficiary, as the case may be, will receive the compensation provided for under his Employment Agreement for the term of the Agreement, calculated as if notice to terminate had been given 30 days prior to such event. Mr. Roden's employment with the Company was terminated as of November 3, 1999, his Employment Agreement and Severance Agreement are terminated, and (with the exception of certain continuing indemnity obligations of the Company regarding the performance of his duties) the Company does not have any further obligation to Mr. Roden under such agreements.

                 Pursuant to the Employment Agreements, the Company will indemnify each Named Executive Officer with respect to any actions, claims or settlements arising out of the performance of his duties, including the payment of all reasonable attorneys' fees and necessary costs and expenses.

                 Pursuant to the Employment Agreements, a Named Executive Officer's employment may be terminated (1) upon notice by the Named Executive Officer, except for "good reason"; (2) by mutual agreement between the Named Executive Officer and the Company; or (3) by the Company for cause. If the Employment Agreement is terminated by the Company for any other reason, or if the Named Executive Officer terminates the Employment Agreement for good reason (including, but not limited to, an adverse change in such officer's position from that held by the Executive that existed at the time the Executive entered into the Employment Agreement), he will be entitled to damages.

                 The Severance Agreements with the Named Executive Officers, which provide for benefits additional to the Employment Agreements, require payment of cash and other benefits in the event of a voluntary or involuntary termination of employment within three years following, but only upon, a Change in Control (as hereinafter defined) of the Company. Payment under the Severance Agreements would consist of 2.99 times the average annual W-2 compensation paid by the Company for the most recent five taxable years of the Named Executive Officer ending before the date of the Change in Control if, following a Change in Control, such Named Executive Officer is terminated without cause, such Named Executive Officer terminates for any reason within 180 days after a Change in Control, or if such Named Executive Officer terminates for good reason (including, but not limited to, an adverse change in such officer's position from his position at the time of the Change in Control). The Severance Agreements continue until three years and one day after a Change in Control or until the Named Executive Officer receives the severance payment and other benefits under the Severance Agreements.

                 Under the Severance Agreements, a Change in Control with respect to the Company is deemed to occur 90 days prior to
                 (i) the acquisition by any person, entity or group, within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding for this purpose (A) the Company or (B) any employee benefit plan of the Company which acquires beneficial ownership of voting securities of the Company) of 50% or more of beneficial ownership (within the meaning of Rule 13(d)-3 promulgated under the Exchange Act) of the combined voting power of the Company's then outstanding securities; (ii) any rolling period of two consecutive years in which individuals who at the beginning of such period constitute the Board of Directors of the Company (and any new director whose election or nomination for election was approved by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors; provided, however, no director shall be considered to have been so approved if such director initially assumed office as a result of either an actual or threatened "election contest" (as described in Rule 14(a)-11 under the Exchange Act) or other actual or threatened solicitation of proxies or consent by or on behalf of any person other than the Board of Directors, including as a result of any agreement intended to avoid or settle any such election contest or proxy contest; (iii) the approval by the Company's shareowners of a dissolution or liquidation of the Company; (iv) the sale (or similar transaction) of all or substantially all of the Company's operating assets; or (v) a merger or consolidation, or a transaction having a similar effect, where (A) the Company is not the survivor, (B) the majority of the Common Stock of the Company is no longer held by the holders of Common Stock of the Company immediately prior to the transaction, or (C) the Company's Common Stock is converted into cash, securities or other property.

                 If any payment or acceleration of any benefits extended from the Company to any Named Executive Officer upon a Change in Control would be subject to the excise tax imposed by
                 Section 4999 of the Internal Revenue Code of 1986, as amended ("Code"), then the Named Executive Officer shall be entitled to receive an additional "gross up bonus" in an amount necessary to provide the Named Executive Officer with sufficient after income tax funds to fully pay all such excise taxes on both the payment and the gross up bonus.

                 -------------------------------------------------------------

                 Consulting Agreement

                 The Company and Robert E. Martini entered into a consulting agreement as of June 1, 1997 (the "Consulting Agreement") pursuant to which Mr. Martini agreed to serve the Company in exchange for a fee of $300,000 per year and certain continued benefits. The Consulting Agreement provides for a three-year evergreen term. The benefits provided to Mr. Martini consist of continued participation in the Company's Retired Officers' Medical Plan and other benefits that are made available to executive officers of the Company. In November 1999, the Board approved increasing the amount of fees payable to Mr. Martini to $675,000 per year in recognition of his having assumed additional responsibilities as Chief Executive Officer of the Company. Mr. Martini will also continue to be eligible for awards under the Company's management bonus and stock incentive plans.

                 -------------------------------------------------------------

                 Retired Officers' Medical Plan

                 In addition to the above arrangements, the Company has an unfunded, non-qualified Retired Officers' Medical Plan (the "ROM Plan") available to certain named officers of the Company and their spouses, including executive officers now retired from the Company. The ROM Plan provides for payment of the participant's medical, dental, vision and prescription expenses at a level commensurate with the Company's medical benefit plans that are in effect upon the executive officer's retirement (as defined in the ROM Plan), but limited to the difference between benefits received from other insurance sources (including governmental programs), if any, and the total expense actually incurred. The duration of the benefit is for the lifetime of the executive officer and the executive officer's spouse at the time of such officer's retirement. Based upon the various eligibility criteria under the ROM Plan, three of the Named Executive Officers (Mr. Robert E. Martini, Mr. Carpenter and Mr. Brent R. Martini) presently are eligible to receive benefits upon their retirement from the Company. Two of the other Named Executive Officers (Mr. Dimick and Mr. Collis) may become eligible in the future to receive benefits under the ROM Plan, but the remaining Named Executive Officer (Mr. Roden) will not at anytime be eligible to receive benefits under the ROM Plan.

                 -------------------------------------------------------------

                 Stock Option Grants and Exercises

                 The following tables provide information with respect to stock options granted to and exercised by the Named Executive Officers during the fiscal year ended
                 September 30, 2000 and with respect to stock options held by the Named Executive Officers:

                               OPTION GRANTS IN LAST FISCAL YEAR

                                                   Individual Grants
                                                   -----------------
                                                      % of Total
                                   Securities        Options/SARs
                                   Underlying         Granted to
                                  Options/SARs       Employees in                              Grant Date
                                    Granted           Fiscal Year    Exercise Price Expiration  Present
            Name                    (#)(/1/)             1999          ($/Share)       Date    Value ($)
            ------------------------------------------------------------------------------------------------
            Robert E. Martini        50,000(/2/)         1.83            8.5313      11/10/09   263,533(/3/)
                                      6,000              0.22            5.3017       2/14/10    20,104(/4/)
            Neil F. Dimick           30,000(/5/)         1.11            8.5313      11/10/09   158,100(/3/)
                                    150,000(/6/)         5.48            5.3017       2/14/10   494,904(/4/)
            Brent R. Martini         25,000(/7/)         0.91            8.5313      11/10/09   131,750(/3/)
                                    150,000(/8/)         5.48            5.3017       2/14/10   494,904(/4/)
            Charles J. Carpenter     25,000(/9/)         0.91            8.5313      11/10/09   131,750(/3/)
                                    150,000(/10/)        5.48            5.3017       2/14/10   494,904(/4/)
            Steven Collis            27,000(/11/)        0.99            8.5313      11/10/09   138,601(/3/)
                                    150,000(/12/)        5.48            5.3017       2/14/10   494,904(/4/)
            ------------------------------------------------------------------------------------------------

                 (/1/) All options were granted as nonstatutory stock options to purchase shares of the Company's Class A Common Stock (the "Common Stock") at 100% of fair market value on the date of grant, unless otherwise noted, and vest 33 1/3% one year after the date of grant and then 33 1/3% per year thereafter.

                 (/2/) Of this amount, options covering 23,442 shares were granted as incentive stock options, which vest 100% three years after the date of grant.

                 (/3/) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 6.30%, an option term of ten years, a dividend yield of 1.36% and a stock volatility of 62.97%. The Black-Scholes value has been adjusted for vesting by applying a 3% annual discount for risk of forfeiture.

                 (/4/) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 6.77%, an option term of ten years, a dividend yield of 1.44% and a stock volatility of 66.07%.

                 (/5/) Of this amount, options covering 4 shares were granted as incentive stock options, which vest 100% three years after the date of grant.

                 (/6/) Of this amount, options covering 18,285 shares were granted as incentive stock options, which vest 100% three years after the date of grant.

                 (/7/) Of this amount, options covering 2 shares were granted as incentive stock options, which vest 100% three years after the date of grant.

                 (/8/) Of this amount, options covering 18,285 shares were granted as incentive stock options, which vest 100% three years after the date of grant.

                 (/9/) Of this amount, options covering 2 shares were granted as incentive stock options, which vest 100% three years after the date of grant.

                 (/10/) Of this amount, options covering 18,285 shares were granted as incentive stock options, which vest 100% three years after the date of grant.

                 (/11/) Of this amount, options covering 1 share was granted as an incentive stock option, which vests 100% three years after the date of grant.

                 (/12/) Of this amount, options covering 18,285 shares were granted as incentive stock options, which vest 100% three years after the date of grant.

                      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                             AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             Number of Securities
                                                            Underlying Unexercised   Value of Unexercised(/1/)
                                    Shares                      Options/SARs at        In-the-Money Options/
                                  Acquired on                     FY End (#)            SARs at FY End ($)
                                   Exercise      Value     ------------------------- -------------------------
            Name                      (#)     Realized ($) Exercisable Unexercisable Exercisable Unexercisable
            --------------------------------------------------------------------------------------------------
            Donald R. Roden             0           0        301,040      348,962      185,559        62,191
            Robert E. Martini           0           0        325,168      101,916      673,041       194,747
            Neil F. Dimick              0           0        308,297      273,333      526,573     1,018,116
            Brent R. Martini            0           0        232,164      249,998      237,152     1,002,335
            Charles J. Carpenter        0           0        182,612      249,998       80,177     1,002,332
            Steven Collis               0           0         86,974      225,614       86,974     1,006,438
            --------------------------------------------------------------------------------------------------

                 (/1/) Pursuant to the rules promulgated by the Securities and Exchange Commission, these values were calculated by determining the difference between the value of the Company's stock at fiscal year end ($11.6875 on September 30, 2000) and the exercise price of the options.

                 -------------------------------------------------------------

                 Pension Table

                 The following table shows the estimated annual benefits payable under the Company's non-qualified Supplemental Executive Retirement Plan ("SERP") at age 62 to persons in specified compensation and years of service classifications, based on a joint and 75 percent survivor annuity form of retirement income. The table also includes benefits payable under the Company's Capital Accumulation Plan ("CAP") for executives who participate in the CAP, which was the SERP's predecessor plan and which was frozen to all employee participants on October 7, 1987.

            --------------------------------------------------------------------------
            Average Annual                  Estimated Annual Retirement Benefits for
            Compensation                      Years of Credited Service Shown Below
            During Highest of Final        -------------------------------------------
            Five Years Before Retirement       10         20         30         40
            --------------------------------------------------------------------------
            $  200,000                     $   55,400 $   95,400 $   95,400 $   95,400
               400,000                        134,500    214,500    214,500    214,500
               600,000                        213,700    333,700    333,700    333,700
               800,000                        292,900    452,900    452,900    452,900
             1,000,000                        372,000    572,000    572,000    572,000
            --------------------------------------------------------------------------

                 As of September 30, 2000, full years of actual credited service in these plans are: Mr. Robert E. Martini--42 years; Mr. Dimick--9 years; Brent R. Martini--13 years;
                 Mr. Carpenter--20 years; Mr. Collis--6 years; and Mr. Roden--7 years. Under the SERP, no benefits are earned or accrued until the participant has been employed continuously for five full years with the Company.

                 Compensation for a particular year as used for the calculation of retirement benefits under the SERP includes base salary and the amount of bonuses received during the year (including salary deferred under a salary reduction arrangement) and excludes all other compensation. Benefits, which are designed to be a certain percentage of the participant's average monthly compensation over the three calendar years in which the participant received his or her highest earnings during the participant's last five years of service, are reduced by the following approximate amounts:
                 (1) the participant's primary insurance amount payable under the Social Security Act at retirement age; (2) the participant's benefit under the CAP; (3) an annuitized amount of the employer's contribution towards the Company's PIRA Plus Plan; and (4) any amounts owed by a participant to the Company (except to the extent that such amount owed is under a program that expressly provides that there will not be an offset). Benefits are payable under the SERP in the form of a joint and survivor annuity, consisting of monthly payments to each participant for his or her life and, upon his or her death, a specified percentage of his or her monthly benefit to his or her surviving beneficiary for the beneficiary's remaining life. In the alternative, a participant may elect to receive his or her benefit in a lump sum. The Company may direct that any vested benefit of a participant be paid in a lump sum upon the death of the participant. A $5,000 funeral benefit is available to a participant's estate. Generally, the CAP benefit is a monthly retirement benefit paid over a specified number of months that, at the election of a participant, may be paid in a lump sum. Upon a change in control (as defined in the CAP and SERP), certain senior executive officers' benefits payable under the SERP would be accelerated such that their credited years of service in these plans would be as if they had attained the normal retirement age. In addition, a master trust (the assets of which are subject to the claims of the Company's general creditors) for certain executive officer deferral plans has been established to preserve these and certain other executive benefits.

                 -------------------------------------------------------------

                 Compensation Committee Interlocks and Insider Participation

                 The following persons served on the Company's Compensation/Stock Option Committee during the fiscal year ended September 30, 2000: James R. Mellor, Dr. Charles C. Edwards and Rodney H. Brady. None of the persons named was an officer or employee of the Company or any of its subsidiaries during the current fiscal year or during the fiscal year ended September 30, 2000. With the exception of Mr. Brady, none of the persons named is a former officer of the Company or any of its subsidiaries; Mr. Brady was an officer of the Company and its subsidiaries more than ten years ago.

                 For information regarding indemnification arrangements applicable to the Company's directors, see "Other Matters" on page 32.

                 -------------------------------------------------------------

                 Compensation Committee Report on Executive Compensation

Report of the    Notwithstanding anything to the contrary set forth in any of
Compensation/    the Company's previous filings under the Securities Act of
Stock Option     1933, as amended, or the Exchange Act that might incorporate
Committee        future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 23 shall not be incorporated by reference into any such filings.

                 The Company applies a consistent philosophy toward the compensation for its executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward its stated mission. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of its customers, shareowners and employees.

                 The Compensation/Stock Option Committee ("Committee") is currently comprised of four (4) non-employee directors.

                 Compensation Philosophy

                 The goals of the compensation program are to (1) align individual contributions with business objectives and performance; (2) enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company; and (3) motivate those executives to advance shareowner interest. The Company's compensation program for executive officers is based on the following two policies of the Company:

                 . The Company pays compensation based on Company and
                   individual performance.

                   Executive Officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as [increases in net earnings, return on equity, sales growth and improvements in the Company's customer and employee satisfaction index]. Individual performance is evaluated by reviewing individual efforts and accomplishments, the implementation of new programs and services, organizational and management development progress against personal and functional area objectives and the degree to which teamwork and Company values are fostered.

                 . The Company provides a total compensation package which is competitive.

                   The Company regularly compares its pay practices for its executive officers with those of other leading companies and sets, in part, its pay parameters based on this review. The Company strives to set the compensation paid to an individual based upon comparisons to other executives inside the Company and at comparable organizations. The Company believes that the Company's most direct competitors for executive talent are not necessarily all the companies that would be included in the peer group established to compare shareowner returns. Consideration is given to annual national surveys and each executive's talent and experience. Thus, the groups used for evaluation of competitive compensation are not the same as the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement.

                 Components of Compensation

                 The Company has a simple total compensation program that consists of cash- and equity-based compensation. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to enhance shareowner values, provide efficient service to customers, foster Company values and teamwork, and adequately reward employees. These components are:

                 . Cash-Based Compensation.

                   Cash-based compensation represents a combination of base salary and annual incentive based bonus. Salary levels are determined based on a review of competitive data and internal pay levels for various positions. Base salary levels are typically at the midpoint in the wholesale pharmaceutical industry but below the median in comparable size companies.

                   The annual incentive based bonus is measured against the achievement of financial criteria established by senior management and the Board each year as well as qualitative improvements in certain individual performance criteria. The financial measures for the 2000 fiscal year were based upon a comparison of actual performance with goals established near the beginning of the year with respect to [increase in net earnings, return on equity, sales growth and, for some executive officers, earnings as a percentage of sales, profit plan achievement and meeting objectives relative to corporate priorities for the fiscal year. The Chief Executive Officer, Chief Operating Officer and Chief Financial Officer may earn up to 100% of base salary, and other executive officers may qualify for a maximum award generally of between 50% to 100% of base salary. In addition, an over-achievement bonus award may be made available in an amount up to an additional 25% of the aggregate bonus amount awarded. In practice, salary and bonus combined have typically placed the Company at the midpoint in the wholesale pharmaceutical industry.

                 . Equity-Based Compensation.

                   The purpose of the Stock Option Program is to provide longer term incentives to employees to work to maximize shareowner value. This program also utilizes vesting periods designed to encourage key employees to continue in the employ of the Company. The Committee, based on recommendations of compensation consultants, management and historical practices, grants stock options to a broad-based management population representing approximately three percent of the total employee pool.

                 CEO Compensation

                 Actions recommended by the Committee (and approved by the Board) specific to Robert E. Martini, the Chief Executive Officer since November 1999, relative to his service during fiscal 2000 as Chief Executive Officer were as follows:

                 . Salary Adjustment, Grant of Bonus and Stock Option in
                   fiscal 2000.

                   As described above under the caption "Consulting Agreement", Mr. Martini's base pay was increased to $675,000 per annum for fiscal 2000. This adjustment made his base compensation commensurate with that of his immediate predecessor as Chief Executive Officer.

                   Mr. Martini was evaluated by the Committee against several criteria that form the Company's bonus plan. The Company's bonus plan is comprised of both objective and subjective elements. Those objective criteria include an evaluation related to meeting the annual corporate objectives, increases in net earnings, return on equity, sales growth and other predetermined objectives. These criteria are separated into four categories which allow the Chief Executive Officer to earn up to 25% of his base salary for each category, with a potential aggregate of 100% of base salary. A discretionary award of up to 50% of his base salary may be earned if the Committee determines that he has met other non-financial and numeric-based management objectives, but such discretionary award combined with the award for the objective criteria may not exceed 100%, in the aggregate, of base salary. Based upon the foregoing criteria, the Committee awarded Mr. Martini a bonus of $245,900 for fiscal 2000.

                   Options granted in fiscal 2000 are shown under the caption "Option Grants in Last Fiscal Year". In considering the grant of options to Mr. Martini, the Committee took into consideration those items discussed above.

                 Committee Policy Regarding Compliance with Section 162(m) of the Code:

                 The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993. Under the law, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1,000,000 in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based." To qualify as "performance-based," compensation payments must be made from a plan that is administered by a committee of outside directors and be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by shareowners, and the Committee must certify that the performance goals were achieved before payments can be awarded.

                 The Committee will continue to consider and evaluate all the Company's compensation programs in light of the OBRA legislation and related regulations. However, the Company may pay compensation which is not deductible in certain circumstances if sound business judgment so requires.

                 In order to qualify the Company's 1999 Management Stock Incentive Plan as "performance-based," the Company sought and obtained shareowner approval at the 1999 annual meeting. The Plan establishes a maximum annual grant of option shares to an employee. Similarly, the Board approved and the shareowners approved the Company's 1999 Stock Accumulation Plan, which is intended to qualify as "performance-based". For information regarding such plan, see "Certain Transactions" commencing on page 24.

                              Compensation/Stock Option Committee
                                   of the Board of Directors

                               Dr. Charles C. Edwards, Chairman
                                Rodney H. Brady, Vice Chairman
                                   George E. Reinhardt, Jr.
                                      Francis G. Rodgers

                 --------------------------------------------------------------

                 Performance Graph

                 The following graph compares the cumulative total shareowner return (stock price appreciation plus dividends) for the five and one-quarter years ended December 31, 2000, on the Company's Common Stock with the cumulative return of the New York Stock Exchange Index and the stocks for peer companies with Standard Industrial Classification Code 5122, drugs and proprietary wholesale (weighting the returns of these peer companies based on stock market capitalization). The peer companies selected by the Company are Akorn, Inc.; Allou Health & Beauty Care, Inc.; Bindley Western Industries, Inc.; Cardinal Health, Inc.; D & K Healthcare Resources, Inc; Herbalife International, Inc.; Mark Solutions, Inc.; McKesson HBOC, Inc.; Moore Medical Corporation and Tristar Corporation. Cumulative total shareowner return (on an assumed initial investment of $100 at September 30, 1995), as determined at the end of the Company's fiscal year, reflects the change in stock price, assuming reinvestment of dividends for the five and one-quarter years ended December 31, 2000.

                Comparison of Five and One-Quarter Years Cumulative Total Return
                               Among Bergen Brunswig Corporation,
                           The NYSE Composite Index and a Peer Group

                                [PERFORMANCE GRAPH APPEARS HERE]

            ------------------------------------------------------------------------------------
                                         09/1995 09/1996 09/1997 09/1998 09/1999 09/2000 12/2000
            ------------------------------------------------------------------------------------
            Bergen Brunswig Corporation   100.0  151.31  244.34  309.11  128.70  148.78  201.65
            ----------------------------
            NYSE Composite                100.0  117.26  158.73  161.04  189.23  211.66  209.69
            ----------------------------
            Self Determined Peer Group    100.0  128.90  198.18  294.39  184.42  262.63  299.46
            ------------------------------------------------------------------------------------

                 -------------------------------------------------------------

                 Certain Transactions

                 In April 1990, the Board approved an unfunded deferred compensation loan program available to the executive officers of the Company (the "Executive Loan Program") for the purpose of providing them with an incentive to remain with the Company. Under this program, loans are available to certain executive officers of the Company, except those who are also members of the Board. Under the original terms of the program, (A) each outstanding loan matures upon the officer's termination of employment unless extended by the Board and is evidenced by a secured promissory note in the principal amount of the loan which bears no interest, (B) an executive officer may borrow up to 125% of his or her annual salary in effect upon the date of any request, and (C) the value of collateral securing the loan must equal at least 125% of the principal loan amount. Although no interest is charged by the Company to the employee, the employee is deemed by the Internal Revenue Service to have compensation in the amount of interest calculated according to a formula prescribed by the Internal Revenue Service. The employee is also deemed to have paid interest in a like amount to the Company.

                 In addition to the above loans, the Board has approved making loans to other key employees under terms similar to the Executive Loan Program. The principal amount outstanding as of November 1, 2000 of these loans to Robert E. Martini (executive officer and director of the Company) was $1,400,000. The loans to Donald R. Roden (a former executive officer and former director of the Company), Neil F. Dimick, Brent R. Martini (executive officers and directors of the Company), and Charles J. Carpenter (executive officer of the Company) were made pursuant to the Executive Loan Program and were in the amounts of $625,000, $406,250, $281,250 and
                 $281,250, respectively, as of November 1, 2000. In addition, Steven Collis (executive officer of the Company) received a relocation loan in the amount of $125,000 prior to fiscal 2000, of which $104,167 is outstanding as of November 1, 2000. Such amounts, together with the loan amounts outstanding described hereinafter on page 26, represent the largest aggregate amount of each executive officer's indebtedness during the Company's last fiscal year.

                 In 1998 the Company and the Named Executive Officers (except for Mr. Collis) and certain other executive officers entered into separate agreements which have the effect of amending (without any conditions or further actions required on the part of such officers) the above-mentioned executive loans made under the Executive Loan Program, as evidenced by their respective promissory notes and related loan documentation, such that if either (A) the applicable executive officer remains in continuous employment with the Company until August 1, 2001, or (B) such executive officer's employment with the Company is terminated before such date by the Company without cause or by such executive officer with good reason (as such term is defined in the Employment Agreements) or as a result of such executive officer's death or disability, then upon such date or the date of such termination, as applicable, the entire unpaid principal balance of the loan will be unconditionally and automatically (meaning no action required on the part of such officer) forgiven and canceled with no interest due. As previously stated, Mr. Roden's employment with the Company was terminated as of November 3, 1999, and the outstanding principal amount of his loan under the Executive Loan Program has been forgiven.

                 In September 1998, the Board adopted the Company's 1999 Management Stock Accumulation Plan (the "Management Stock Accumulation Plan"), which was approved by the shareowners at the 1999 annual meeting. This plan is also for the purpose of providing an incentive for key executive officers to remain with the Company and to encourage ownership by them of Common Stock.

                 Loans granted under the Management Stock Accumulation Plan may be for a term of between one and five years and in an amount not in excess of three times the executive's annual base salary in effect at the time the loan is granted; provided, however, that the aggregate amount of loans issued to any participant under the Plan may not exceed $1,000,000. No loan may be issued under the Management Stock Accumulation Plan after September 30, 2004. Loans will bear a rate of interest determined by the Compensation/Stock Option Committee of the Board (but not less than the "applicable federal rate" set forth under Section 1274(d) of the Code in the case of any executive who is deemed a "covered employee" under section 162(m)), and will be payable on the expiration date of the loan term.

                 Loans issued under the Management Stock Accumulation Plan are conditioned on the recipient's application of the proceeds thereof towards the purchase of Common Stock on the open market. Bergen Common Stock so acquired by a participant will be held by the Company as collateral for the participant's loan. During the term of a loan, the Compensation/Stock Option Committee may award credits to participants based upon the attainment for the applicable performance period of specified performance targets for the Company related to designated performance goals for such period selected by the Committee. A participant's accumulated credits, if any, shall be applied to the repayment of the loan on the loan expiration date provided that the participant is either employed by the Company or a subsidiary of the Company on the expiration date or ceases to be so employed due to the participant's death, disability, retirement after age 65 or involuntary termination of employment other than for cause. In general, in the event of a Change in Control (as defined in the plan) each participant who is in the employ of the Company or any subsidiary of the Company at such time will continue to be awarded credits for the remainder of the term of the loan(s) in an amount, or at a rate, which is not less than the greater of the highest amount, or rate, of credits earned by such participant during any year of the loan preceding the Change in Control or earned by an other participant in any year following the Change in Control. As of November 1, 2000, there were no loan amounts outstanding under the Management Stock Accumulation Plan.

                 In November 1998, the Board adopted an additional loan program available to the Chief Executive Officer of the Company and those executive officers directly reporting to him. Such officers may borrow an amount up to 50% of their annual base salary in effect at the time the loan is granted; provided, however, that 50% of the loan proceeds must be applied by the participant towards the purchase of Common Stock. Although no interest is charged by the Company to the participant, the participant is deemed by the Internal Revenue Service to have compensation in the amount of interest calculated according to a formula prescribed by the Internal Revenue Service. The participant is also deemed to have paid interest in a like amount to the Company. Such loan amounts become due and payable upon termination of the participant's employment with the Company. Although Mr. Roden's employment with the Company was terminated as of November 3, 1999, he has not repaid his loan to the

                 Company and is contesting his obligation to do so. As of November 1, 2000, the principal amounts of loans outstanding under the this loan program to the Named Executive Officers were $337,500, $212,500, $162,500 and $150,000 for Mr.
                 Roden, Mr. Dimick, Mr. Brent R. Martini and Mr. Carpenter, respectively.

                 The Company entered into a life insurance plan for Robert E. Martini in 1985. Under this insurance plan, the Company pays the premiums on certain life insurance policies which provide him (or his assignees) with a death benefit of $1,400,000 and which may provide certain alternative benefits in the event of a lifetime surrender of the policy. The Company expects to maintain this policy in full force until Mr. Martini's seventy-fifth birthday, whether he is employed by the Company or has retired.

                 On October 2, 2000, the Board approved a consulting agreement between the Company and James R. Mellor, a member of the Board. Under the consulting agreement, Mr. Mellor agreed to provide certain consulting services to the Company in exchange for an annual fee of $300,000. The consulting agreement is for a term of one year and provides for an option grant of 50,000 shares of Common Stock pursuant to the Company's 1999 Non-Employee Directors' Stock Plan. In approving such consulting agreement, the Board determined in its business judgment that this financial arrangement between the Company and Mr. Mellor was not material enough to Mr. Mellor nor to the Company so as to prevent Mr. Mellor's exercise of his independent judgment in carrying out any of his duties as a member of the Board or any committee thereof.

                 -------------------------------------------------------------
                 Approval of the 2001 Employee Stock Purchase Plan
                 (Item 2 on Proxy Card)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                 The Board proposes that the Company's shareowners approve the adoption of the Company's 2001 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan" or the "ESP Plan") described below. On December 27, 2000, the Board adopted (subject to shareowner approval at the annual meeting of shareowners) the Employee Stock Purchase Plan covering 2,000,000 shares of the Company's Common Stock. At the 1999 annual meeting of shareowners, the shareowners had previously approved the Company's 1999 Employee Stock Purchase Plan, which terminated in 2000 in accordance with its terms when all 500,000 shares of Common Stock available for issuance under such plan had been sold pursuant to purchase rights exercised under the plan.

                 The following is a summary of certain terms of the Employee Stock Purchase Plan, the full text of which is set forth in Appendix B to this Proxy Statement. Although the major features of the Employee Stock Purchase Plan are summarized below, this is only a summary and is qualified in its entirety by reference to the complete text of the ESP Plan. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Employee Stock Purchase Plan.

Description      Purpose. The purpose of the ESP Plan is to provide employees
of the ESP       of the Company with an opportunity to purchase shares of
Plan             Bergen Common Stock through payroll deductions and to foster interest in the Company's success, growth and development.
                 Plan Periods; Investment Limitations. Employee purchases will be made on a semi-annual basis, beginning with the semi-annual period commencing on July 1, 2001 (each semi-annual period, a "Purchase Period"). Employees who participate in the ESP Plan will authorize the Company to withhold from each paycheck a specific percentage of their "Base Salary", (as defined in the ESP Plan) subject to the following limitations: (i) no more than 25% of Base Salary may be withheld; and (ii) no more than $25,000 may be invested by any participant in any calendar year.
                 Participants may not dispose of any share of Common Stock purchased under the ESP Plan prior to the later of one-and-one-half (1 1/2) years from the date of grant of a purchase right or one (1) year after the transfer of the share to the participant.

                 Eligibility. In order to be eligible to participate in the ESP Plan for any Purchase Period, a participant (i) must have been employed by the Company or its subsidiaries for at least thirty days preceding the commencement of the Purchase Period and (ii) must not own five percent or more of the Company's voting stock. For purposes of the ESP Plan, a participant will be deemed to be eligible if he or she works at least 20 hours per week, subject to certain limitations for employees who work less than 30 hours per week. Non-employee directors and non-employee officers of the Company are not eligible to participate.

                 Purchase Price; Payment. For any Purchase Period, shares of Common Stock will be purchased under the ESP Plan at a price equal to 85% of the lesser of (i) the "Closing Price" (as defined) of Common Stock on the first trading day of the Purchase Period (the "Base Option Price") and (ii) the Closing Price of the Common Stock on the last trading day of the Purchase Period. In general, the term "Closing Price" means the closing sale price of a share of Common Stock on the New York Stock Exchange as quoted in The Wall Street Journal.

                 The Company will utilize participants' accumulated payroll deductions to purchase Common Stock at the purchase price determined in accordance with the formula described above, subject in all instances to the purchase limitations described above. Fractional shares will not be purchased. The extent that a participant's payroll deductions cannot be utilized to purchase Common Stock due to such purchase limitations, such amounts will be promptly refunded. Accumulated payroll deductions shall be commingled with general assets of the Company and shall not accrue interest.

                 Enrollment. In order to participate in the ESP Plan with respect to a Purchase Period, an employee must enroll in the ESP Plan prior to, and must satisfy all eligibility requirements as of, the first day of the Purchase Period.

                 Withdrawals and Reductions. A participant that has enrolled in the ESP Plan for any Purchase Period may withdraw from the ESP Plan by delivering a withdrawal form to the Plan Administrator prior to the last day of such Purchase Period. An employee shall automatically be deemed to have withdrawn from the ESP Plan upon termination of employment for any reason. Upon withdrawal, the Company will return to the participant all of his or her payroll deductions during the current Purchase Period. An employee who withdraws from the ESP Plan during a purchase Period may not re-enter the ESP Plan until the following Purchase Period.

                 Participants may reduce, but may not increase, the amount of their payroll deductions (expressed as a percentage of Base Salary) during the Purchase Period. To ease the administrative burden upon the Company, a participant may only reduce his or her payroll deductions once during each Purchase Period.

                 Shares Covered by the Plan. A total of 2,000,000 shares of the Company Common Stock may be purchased pursuant to the ESP Plan. Such shares may either be treasury shares purchased on the market by the Company or shares originally issued by the Company.

                 Administration. The ESP Plan will be administered by the Compensation Committee of the Company's Board of Directors. The Compensation Committee is authorized to make, administer and interpret rules and regulations determined by the Compensation Committee to be necessary to administer the ESP Plan. Any determination, decision or action of the Committee in connection with the interpretation, administration or application of the ESP Plan will be binding upon all participants.

                 Amendment or Termination. The Company Board of Directors may amend or terminate the ESP Plan at any time. In the event that the ESP Plan is terminated prior to the last day of a Purchase Period, such Purchase Period shall be deemed to have ended on the effective date of such termination.

                 Federal Income Tax Consequences.

                 Because of the complexity of the federal income tax laws and the application of various state income tax laws, the following discussion of tax consequences is general in nature and relates solely to federal income tax matters. Participants in the Employee Stock Purchase Plan are advised to consult their own personal tax advisors. In addition, the following summary is based upon an analysis of the Internal revenue Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change.

                 The ESP Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, but is intended to qualify as an "employee stock purchase plan", as defined in Section 423 of the Code. Under such a plan, an employee must report as compensation in the year of disposition of shares purchased under the ESP Plan (or at the employee's death) the lesser of (a) the excess of the fair market value at the time of disposition (or death) over the purchase price or (b) the excess of the fair market of the shares at the time the option was granted over the initial Base Option Price. Any excess of appreciated value is considered a capital gain. In order to qualify for capital gains tax treatment, the employee must hold the stock to a date this is more than two years from the date of option grant and one year from the date of purchase. If these holding requirements are met, the Company is not entitled to any deduction for tax purposes. On the other hand, if the employee does not meet the holding period requirements, the employee realizes at the time of disposition ordinary income to the extent of the difference between the price paid for the shares and the fair market value on the purchase date, irrespective of the price at which the employee disposes of the shares, and an amount equal to such ordinary income is deductible by the Company in the year of the disposition.

                 Administrative Matters. The amounts received by the Company upon the purchase of shares of Common Stock pursuant to the ESP Plan will be used for general corporate purposes.

                 No current directors who are not employees will receive any benefit as a result of the adoption of the ESP Plan. The benefits that will be received as a result of the adoption of the ESP Plan by the current executive officers of the Company and by all eligible employees are not currently determinable. If the ESP Plan had been effective on July 1, 2000, approximately 13,000 employees of the Company and its subsidiaries would have been eligible to participate in the ESP Plan.

                 -------------------------------------------------------------
                 Shareowner Proposal
                 (Item 3 on Proxy Card)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                 Kenneth Steiner, 14 Stoner Avenue, Apt. #2M, Great Neck, New York 11021, the beneficial owner of 2,316 shares of Common Stock, has notified the Company of his intention to introduce the following proposal at the Annual Meeting. Mr. Steiner's proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below:

Shareowner       "Resolved that the shareholders of Bergen Brunswig
Proposal and     Corporation urge the Bergen Brunswig Corporation Board of
Statement        Directors to arrange for the prompt sale of Bergen Brunswig
                 Corporation to the highest bidder."

                                     SUPPORTING STATEMENT

                 "The purpose of the Maximize Value Resolution is to give all Bergen Brunswig Corporation shareholders the opportunity to send a message to the Bergen Brunswig Corporation Board that they support the prompt sale of Bergen Brunswig Corporation to the highest bidder. A strong and or majority vote by the shareholders would indicate to the board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the Bergen Brunswig Corporation shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the Bergen Brunswig Corporation Board. The proponent however believes that if this resolution receives substantial support from the shareholders, the board may choose to carry out the request set forth in the resolution;

                 The prompt auction of Bergen Brunswig Corporation should be accomplished by any appropriate process the board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the board will uphold its fiduciary duties to the utmost during the process.

                 The proponent further believes that if the resolution is adopted, the management and the board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the board to continue with its current management plan and strategies.

                        I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION"
                         ----------------------------------------------

The Company's    THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE
Statement        SHAREOWNER PROPOSAL

                 For the reasons set forth below, the Board of Directors of the Company believes that the approval of the proposed resolution would not be in the best interests of the Company or its shareowners.

                 The proposed resolution calls for the prompt sale of the Company to the highest bidder without regard to the adequacy of the consideration, without regard to the relative benefits to shareowners of other alternatives and without regard to the recent improvements made by the Board of Directors and management of the Company. The implementation of the proposed resolution would be totally inconsistent with the Board's duty to maximize shareowner value and protect the interests of all of the Company's shareowners.

                 Consistent with its fiduciary duty, the Board of Directors seeks to manage the Company's affairs in a manner it believes to be in the best interests of the Company and its shareowners. To this end, the Board will carefully consider any bona fide proposal which it believes has the potential to increase shareowner value, including a bona fide proposal for the acquisition of the Company. However, the fiduciary duty of the Board will not permit it to facilitate a bid that does not reflect the intrinsic value of the Company.

                 The initiation of an "auction" in the manner contemplated by the proposed resolution would, in the opinion of the Board, be inconsistent with the shareowners' interests. In the Board's opinion, the initiation of such an auction could create a "forced sale" atmosphere which could have the effect of reducing the perceived value of the Company to a "fire sale" level, thus forcing the Company to negotiate with bidders from a position of weakness. Moreover, the uncertainty created by a publicly announced auction could adversely affect the Company's relationships with its lenders, customers, suppliers, employees and other constituencies, thus potentially lowering rather than raising the value of the Company.

                 Boards of Directors continuously analyze their strategic alternatives consistent with their fiduciary duties. That analysis requires a review of a broad range of information regarding the Company's business, prospects, industry, competition and products, as well as countless other factors that a Board must consider in performing its oversight responsibilities. Decisions to sell a business do not, as the proponent suggests, arise in a vacuum. Rather, a determination to sell a business is typically only one potential outcome a Board may reach after it thoroughly analyzes all of its strategic alternatives and concludes that a sale of the Company is the optimal decision.

                 Management welcomes input from the Company's shareowners and will carefully consider meaningful suggestions it receives to increase or maximize shareowner value. However, for the reasons set forth above, the Board of Directors unanimously urges a vote against the foregoing proposal.

                 ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOREGOING SHAREOWNER PROPOSAL. Proxies solicited by the Board of Directors will be so voted unless shareowners specify otherwise.

                 -------------------------------------------------------------
                 Other Matters

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                 At the time this Proxy Statement was published, the Board knew of no other matters constituting a proper subject for action by the shareowners which would be presented at the meeting. However, if any matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares represented by said proxies in accordance with their judgment on such matters.

                 -------------------------------------------------------------

                 Indemnification of Directors and Officers

                 Under Article VII of the Company's Restated Certificate of Incorporation ("Restated Certificate"), every person who is or was a director, officer, employee or agent of the Company and the legal representative of such a person is entitled to receive indemnification from the Company to the fullest extent permitted by law. Under New Jersey law, directors and officers may be indemnified in certain situations, subject to the Company's having taken certain actions and the directors and officers having met certain specified standards of conduct. In 1986, the Company entered into individual agreements (collectively, the "Indemnity Agreement") to indemnify each of its directors against liabilities and defense costs to the extent that such directors would have been insured under the director and officer liability insurance policies which were in effect on December 31, 1984 (the "1984 Policy"). The Company believes that the coverage addresses liabilities arising under ERISA, securities and antitrust laws. The obligation of the Company to indemnify a director under the Indemnity Agreement is limited to $30 million, in the aggregate, the maximum coverage available under the 1984 Policy. However, the Indemnity Agreement does not limit a director's right to recover in excess of such $30 million maximum from the Company if the director is otherwise entitled to statutory indemnification. The Indemnity Agreement was ratified by the shareowners at the December 1986 Annual Meeting.

                 -------------------------------------------------------------

                 Independent Accountants

                 The Company's financial statements have been examined by Deloitte & Touche LLP, independent certified public accountants. The selection of these independent accountants for the current fiscal year has been made by the Board upon the recommendation of the Audit Committee. As in the past, a representative of Deloitte & Touche LLP, is expected to be present at the meeting and such representative will have the opportunity to make a statement and respond to appropriate questions.

                 -------------------------------------------------------------

                 Shareowner Proposals

                 All proposals that shareowners desire to submit for consideration by the shareowners and for inclusion in the Company's Proxy Statement for presentation at the next Annual Meeting must be received by the Company before September 13, 2001. In addition, the Company's bylaws specify procedures (in addition to those set forth in the Exchange Act) which must be followed to notify the Company of business to be properly brought before any meeting of the shareowners.

                 -------------------------------------------------------------

                 Cost and Method of Solicitation

                 The entire expense of preparing, assembling, printing and mailing the Notice of Meeting, this Proxy Statement, the form of proxy, and the cost of soliciting proxies relating to the meeting will be borne by the Company. The Company has engaged Morrow & Co., Inc., a firm of professional proxy solicitors, to solicit proxies in favor of the election of the nominees described above for election as directors. The Company anticipates that the fees it will incur for this service will be approximately $10,000, plus reasonable expenses and disbursements. In addition to such solicitation and the solicitation made hereby, proxies may be solicited by the officers, directors and other regular employees of the Company by telephone, telegraph or personal solicitation and no additional compensation will be paid to such individuals. Upon request from a record holder who is a broker, dealer, bank, voting trustee or their nominee, the Company shall reimburse such record holders for their reasonable expenses in forwarding proxy material to their principals.

                                             By order of the Board of Directors,

                                                    /s/ MILAN A. SAWDEI

                                                      Milan A. Sawdei
                                                 Executive Vice President,
                                                  Chief Legal Officer and
                                                         Secretary

                 A copy of the Annual Report for the fiscal year ended September 30, 2000, accompanies this proxy statement. Such report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitations are to be made.

                 A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, as filed with the Securities and Exchange Commission, which provides certain additional information concerning the Company and its management is included within the Annual Report which accompanies this proxy statement, and also may be obtained without charge by submitting a written request addressed to Bergen Brunswig Corporation, to the attention of the Investor Relations Department, 4000 Metropolitan Drive, Orange, California 92868.

                               APPENDIX A

                      BERGEN BRUNSWIG CORPORATION
                        AUDIT COMMITTEE CHARTER

     This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Bergen Brunswig Corporation (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this Charter annually and recommend any proposed changes to the Board for approval.

     Role and Independence: Organization

     The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the New York Stock Exchange (copy attached). The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside auditors or other advisors.

     One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

     The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management and the internal auditors.

     Responsibilities

     Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

     1. Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

     2. Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

     3. Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

     4. Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded) and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K.

     5. Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

     6. Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

     7. Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) if requested by the independent auditors, the Committee or by the management, the earnings announcement prior to its release, and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

     8. Overseeing internal audit activities, including discussing with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budget and staffing.

     9. Discussing with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

     10. Discussing with the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements.

     The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

     Bergen Brunswig Corporation
     By Order of the Audit Committee of the Board of Directors

           /s/ MILAN A. SAWDEI
     By:  __________________________
             Milan A. Sawdei
             Secretary

     Dated: November 16, 2000

                               APPENDIX B

                      BERGEN BRUNSWIG CORPORATION
                   2001 EMPLOYEE STOCK PURCHASE PLAN

     I. PURPOSE OF THE PLAN

       This 2001 Employee Stock Purchase Plan is intended to promote the interests of Bergen Brunswig Corporation ("the Company") by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

       Capitalized terms herein shall have the meanings assigned to such terms in the ARTICLE XII. DEFINITIONS.

     II. ADMINISTRATION OF THE PLAN

       The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate in order to implement the Plan or to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

     III. STOCK SUBJECT TO PLAN

       A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 2,000,000 shares.

       B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

     IV. PURCHASE/HOLDING PERIODS

       A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

       B. Each purchase period shall have a duration of six (6) months. Purchase periods shall run from the first business day in January to the last business day in June and from the first business day in July to the last business day in December.

       C. In no event may a participant dispose of any share of Common Stock purchased under the Plan prior to the later of one-and-one-half (1) years from the date of grant of a purchase right or one (1) year after the transfer of the share to the participant.

     V. ELIGIBILITY

       A. Each individual who (i) is an Eligible Employee on the start date of any purchase period and (ii) has completed thirty (30) days of service with the Company or any Corporate Affiliate prior to such start date shall be eligible to participate in the Plan for that purchase period on such start date.

       B. To participate in the Plan for a particular purchase period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before the start date of the purchase period.

     VI. PAYROLL DEDUCTIONS

       A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each purchase period, up to a maximum of twenty-five percent (25%). The deduction rate so authorized shall continue in effect for the entire purchase period. However, the Participant may, at any time during the purchase period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per purchase period.

       B. Payroll deductions shall begin on the first pay day following the start date of the purchase period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

       C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

     VII. PURCHASE RIGHTS

       A. Grant of Purchase Right. A Participant shall be granted a separate purchase right on the start date of each purchase period in which he or she participates. The purchase right shall provide the Participant with the right to purchase shares of Common Stock on the Purchase Date upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

       Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

       B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised on the Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on such date. The purchase shall be effected by applying the Participant's payroll deductions for the purchase period ending on such Purchase Date (together with any carryover deductions from the preceding purchase period) to the purchase of shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that purchase period.

       C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

       D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period ending with that Purchase Date (together with any carryover deductions from the preceding purchase period) by the purchase price in effect for that Purchase Date. In no event shall fractional shares be purchased under the Plan.

       E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

       F. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

       (i) A Participant may, at any time prior to the last day of the purchase period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the purchase period in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

       (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of the new purchase period.

       (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the purchase period in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the election, exercisable up until the last business day of the purchase period in which such leave commences, to (a) withdraw all the funds in the Participant's payroll account at the time of the commencement of such leave or (b) have such funds held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payment deductions be added to the Participant's account during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, provided the Participant returns to service prior to the expiration date of the purchase period in which such leave began.

       G. Corporate Transaction. Each outstanding purchase right shall automatically be exercised immediately prior to the effective date of any Corporate Transaction by applying the payroll deductions of each Participant for the purchase period in which such Corporate Transaction occurs to the purchase of shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable share limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

       The Company shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

       H. Proration of Purchase Rights. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

       I. Assignability. During the Participant's lifetime, the purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant (other than by will or the laws of descent).

       J. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

     VIII. ACCRUAL LIMITATIONS

       A. No participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code
     Section 423) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Company or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

       B. For purposes of applying such accrual limitations, the following provisions shall be in effect:

       (i) The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted.

       (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

       C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase right shall be promptly refunded.

       D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

     IX. EFFECTIVE DATE AND TERM OF THE PLAN

       A. The Plan was adopted by the Board on December 27, 2000, and shall become effective on the Effective Date, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the shareowners of the Company and (ii) the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect and all sums collected from Participants during the initial purchase period hereunder shall be refunded.

       B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) January 1, 2011, (ii) the date on which all shares available for issuance under the Plan have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

     X. AMENDMENT OF THE PLAN

       The Board may alter, amend, suspend or discontinue the Plan at any time. However, the Board may not, without the approval of the Company's shareowners, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Company's capitalization,
     (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan. In the event that the Plan is terminated prior to the last day of a purchase period, such purchase period shall be deemed to have ended on the effective date of such termination and there shall be no subsequent purchase periods thereafter.

     XI. GENERAL PROVISIONS

       A. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

       B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

       C. The provisions of the Plan shall be governed by the laws of the State of New Jersey, without resort to that State's conflict-of-laws rules.

     XII. DEFINITIONS

       The following definitions shall be in effect under the
     Plan:

       A. Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code
     Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code
     Section 125 contributions) made on the Participant's behalf by the Company or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

       B. Board shall mean the Company's Board of Directors.

       C. Code shall mean the Internal Revenue Code of 1986, as amended.

       D. Common Stock shall mean the Company's common stock.

       E. Corporate Affiliate shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424, whether now existing or subsequently established).

       F. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Company is a party:

       (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

       (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Corporation.

       G. Company shall mean Bergen Brunswig Corporation, a New Jersey corporation, and any corporate successor to all or substantially all of the assets or voting stock of Bergen Brunswig Corporation, which shall, by appropriate action, adopt the Plan.

       H. Effective Date shall mean July 1, 2001. Any Corporate
     Affiliate which becomes a Participating Company after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

       I. Eligible Employee shall mean any person who is engaged, on a regularly-scheduled basis of: (i) more than twenty (20) but less than thirty (30) hours per week for more than five
     (5) months per calendar year or (ii) more than thirty (30) hours per week, in the rendition of personal services to any Participating Company as an employee for earnings considered wages under Code Section 3401(a).

       J. Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

       K. 1933 Act shall mean the Securities Act of 1933, as amended.

       L. Participant shall mean any Eligible Employee of a Participating Company who is actively participating in the Plan.

       M. Participating Company shall mean the Company and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.

       N. Plan shall mean the Corporation's 2001 Employee Stock
     Purchase Plan, as set forth in this document.

       O. Plan Administrator shall mean a committee of two (2) or more Board members appointed by the Board to administer the Plan. Unless otherwise designated by the Board, the Plan Administrator shall be the Compensation Committee of the Board as constituted by the Board from time to time.

       P. Purchase Date shall mean the last business day of each purchase period.

       Q. Stock Exchange shall mean the New York Stock Exchange.

                          Bergen Brunswig Corporation
                            4000 Metropolitan Drive
                               Orange, California

                 [MAP OF ANNUAL MEETING LOCATION APPEARS HERE]

                          Directions to Annual Meeting

Los Angeles Airport           Los Angeles Downtown      John Wayne Airport
 . Century Boulevard east      . Santa Ana Fwy. (5)      . Take Costa Mesa Fwy.
  to San Diego Fwy. (405)       south                     (55) north
  south                       . Exit at State College   . Change to Garden
 . Continue south and            Boulevard/ The City       Grove Fwy. (22) west
  change to Garden Grove        Drive                   . Exit at The City
  Fwy. (22) east              . Turn right onto The       Drive
 . Exit at The City Drive        City Drive              . Turn left at light
 . Turn left at light          . Turn right onto         . Turn left onto
 . Turn left onto                Metropolitan Drive        Metropolitan Drive
  Metropolitan Drive          . Follow to #4000 on the  . Follow to #4000 on
 . Follow to #4000 on the        left                      the left
  left

                     [LOGO OF BERGEN BRUNSWIG CORPORATION]

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
            THE ANNUAL MEETING OF SHAREOWNERS FEBRUARY 13, 2001

The undersigned hereby appoints Brent R. Martini and George E. Reinhardt, Jr. and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Shareowners of the Company to be held on February 13, 2001, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3 ON THE REVERSE SIDE AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

      (THIS PROXY CARD CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE.)

--------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                           v FOLD AND DETACH HERE v

This proxy when properly executed will be voted in the manner directed herein.        Please mark
If no direction is made, this proxy will be voted FOR the election of directors,      your votes as  [X]
FOR item 2 and AGAINST item 3 below.                                                  indicated in
                                                                                      this example


1. Election of three directors to Class 1    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS BELOW.

                                             NOMINEES: 01 Robert E. Martini, 02 Nell F. Dimick and 03 Charles C. Edwards, M.D.
  FOR all nominees         WITHHOLD
 listed to the right       AUTHORITY         (INSTRUCTION: To withhold authority for any particular nominee, write such nominee(s)
 (except as marked      to vote for the      name on the line below.)
  to the contrary)      nominees listed
     [_]                     [_]             ______________________________________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 3.
2. Adoption of the 2001 Employee Stock Purchase Plan                 3. Shareowner Proposal

             FOR     AGAINST    ABSTAIN                                         FOR     AGAINST    ABSTAIN
             [_]       [_]        [_]                                           [_]       [_]        [_]

                                                                           Dated:________________________________, 20__

                                                                           ____________________________________________
                                                                                               (Signed)
                                                                           ____________________________________________
                                                                                               (Signed)

                                                                            Please sign exactly as your name appears hereon. Give
                                                                            full title if an Attorney, Executor, Administrator,
                                                                            Trustee, Guardian, etc. For an account in the name of
                                                                            two or more persons, each should sign. If a Corporation,
                                                                            please sign in full corporate name by President or other
                                                                            authorized officer. If a partnership, please sign in
                                                                            partnership name by authorized person.

                                                                            PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY WHETHER
                                                                            OR NOT YOU EXPECT TO ATTEND THIS MEETING. YOU MAY
                                                                            NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.


                           v FOLD AND DETACH HERE v

                   ---------------------------------------
                               VOTE BY TELEPHONE
                          QUICK *** EASY *** IMMEDIATE
                   ---------------------------------------

          YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF TWO WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day-7 days a week

   There is NO CHARGE to you for this call. - Have your proxy card in hand.

  You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

________________________________________________________________________________
OPTION #1: To vote as the Board of Directors recommends on ALL proposals:
           Press 1
________________________________________________________________________________

              When asked, please confirm your vote by Pressing 1.

________________________________________________________________________________
OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:
________________________________________________________________________________

           Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9

           To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

           Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

           Proposal 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

              When asked, please confirm your vote by Pressing 1.

                                      or
                                      --

2. TO VOTE BY PROXY: Mark, sign and date you proxy card and return promptly in the enclosed envelope.

NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.

                             THANK YOU FOR VOTING.